                                                                    Exhibit 99.1


         Too, Inc. Reports 53% Increase in First Quarter 2002 Net Income

          First Quarter 2002 E.P.S. $.18 vs. $.12 for the 2001 Quarter


   NEW ALBANY, Ohio, May 13, 2002 - Too, Inc. (NYSE: TOO) today reported net income of $5.8 million, or $.18 per diluted share for the first quarter 2002, a 53% increase on net income of $3.8 million, or $.12 per diluted share reported for the first quarter 2001. The company attributed the earnings improvement primarily to Limited Too's 14% increase in store square footage, higher merchandise margins and lower distribution-related expenses.

Net sales for the first quarter 2002 increased 16% to $158.6 million, compared to $136.7 million for the 2001 period. Comparable store sales increased 4% for the 2002 quarter, contrasted with a 2% decrease for the like period last year.

During the 2002 quarter, the company opened 13 new Limited Too stores, remodeled 2 and closed 1 store. The company also opened a new mishmash store in Columbus, Ohio and one in Durham, North Carolina.

Too, Inc. is a rapidly growing specialty retailer for girls and young women. At Limited Too, the company sells apparel, swimwear, sleepwear, underwear, footwear, lifestyle and personal care products for active, fashion-aware `tween (ages 7 to 14) girls. Limited Too currently operates 473 stores in 46 states and Puerto Rico and publishes a catalog coinciding with key `tween shopping times throughout the year. Limited Too also conducts e-commerce on its Web site, http://www.limitedtoo.com. Too also operates nine mishmash stores throughout the
--------------------------
U.S., offering personal care products, sportswear, intimate apparel, shoes, accessories and lifestyle products for teen girls ages 14 to 19.

A live webcast and replay of today's conference call with security analysts to review the operating results of the first quarter 2002 will be available on the Internet beginning at 10:00 a.m. Eastern Time. Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com. Institutional investors can access the call via CCBN's
-------------------------
password-protected event management site, StreetEvents (www.streetevents.com).
                                                        --------------------

                                     ******

/CONTACT: Robert Atkinson, Too, Inc., 614-775-3739, or batkinson@limitedtoo.com.

                                    Too, Inc.
                        Consolidated Statements of Income
            For the Thirteen Weeks Ended May 4, 2002 and May 5, 2001
                 (unaudited, in thousands except per share data)


                                                 Thirteen Weeks Ended               Thirteen Weeks Ended
                                            --------------------------------  ------------------------------
                                                 May 4,          % of             May 5,         % of
                                                  2002           Sales             2001          Sales
                                            ---------------  ---------------  -------------   --------------

Net sales                                   $     158,591        100.0%       $   136,657        100.0%
Cost of goods sold, including buying
     and occupancy costs                          105,068         66.3%            91,694         67.1%
                                            ---------------  ---------------  -------------   --------------
Gross income                                       53,523         33.7%            44,963         32.9%
General, administrative and store
     operating expenses                            43,525         27.4%            38,516         28.2%
                                            ---------------  ---------------  -------------   --------------
Operating income                                    9,998          6.3%             6,447          4.7%
Interest expense, net                                 253          0.2%               132          0.1%
                                            ---------------  ---------------  -------------   --------------
Income before income taxes                          9,745          6.1%             6,315          4.6%
Provision for income taxes                          3,900          2.5%             2,500          1.8%
                                            ---------------  ---------------  -------------   --------------
Net income                                  $       5,845          3.7%       $     3,815           2.8%
                                            ===============  ===============  =============   ==============

Earnings per share
------------------

     Basic                                  $        0.19                     $      0.12
                                            ===============                   =============

     Diluted                                $        0.18                     $      0.12
                                            ===============                   =============

Weighted average shares outstanding
-----------------------------------

     Basic                                         31,425                          30,818
                                            ===============                   =============

     Diluted                                       32,535                          31,686
                                            ===============                   =============

                                    Too, Inc.
                           Consolidated Balance Sheets
                     As of May 4, 2002 and February 2, 2002
                                 (in thousands)

                                                                                 May 4,          February 2,
                                                                                 2002               2002
                                                                           ----------------    ---------------
                                                                             (unaudited)

                       ASSETS

  Current Assets:

    Cash and equivalents                                                   $       65,590      $      63,538
    Receivables                                                                     3,651              2,547
    Inventories                                                                    34,112             44,537
    Store supplies                                                                 10,834             10,357

    Deferred income taxes                                                             -                  -
    Other                                                                             758              2,409
                                                                           ----------------    ---------------
  Total current assets                                                            114,945            123,388

  Property and equipment, net                                                     134,881            126,415
  Deferred income taxes                                                            14,786             14,786
  Other assets                                                                        622                988
                                                                           ----------------    ---------------

  TOTAL ASSETS                                                             $      265,234      $     265,577
                                                                           ================    ===============

  LIABILITIES AND SHAREHOLDERS' EQUITY

  Current Liabilities:

    Current portion long-term debt                                         $       21,250      $      17,500
    Accounts payable                                                               15,628             23,341
    Accrued expenses                                                               44,697             39,036
    Income taxes payable                                                           11,932             19,696
                                                                           ----------------    ---------------
  Total current liabilities                                                        93,507             99,573

  Long-term debt                                                                   28,750             32,500
  Other long-term liabilities                                                       6,168              5,295

  Commitments and contingencies

  Shareholders' Equity:

  Preferred stock, 50 million shares authorized                                       -                  -
  Common stock, $.01 par value, 100 million shares
       authorized, 31.5 million and 31.3 million issued and
       outstanding at May 4, 2002 and February 2, 2002, respectively                  315                313
  Paid in capital                                                                  38,091             35,338
  Retained earnings                                                                98,403             92,558
                                                                           ----------------    ---------------

  Total shareholders' equity                                                      136,809            128,209
                                                                           ----------------    ---------------
  TOTAL LIABILITIES AND
    SHAREHOLDERS' EQUITY                                                   $      265,234      $     265,577
                                                                           ================    ===============

                                    Too, Inc.
                      Consolidated Statements of Cash Flows
            For the Thirteen Weeks Ended May 4, 2002 and May 5, 2001
                           (unaudited, in thousands)

                                                                          Thirteen Weeks Ended
                                                                       --------------------------
                                                                           May 4,         May 5,
                                                                            2002          2001
                                                                       ------------  ------------

   Cash flows from operating activities:
           Net income                                                  $     5,845   $     3,815

   Impact of other operating activities on cash flows:
           Depreciation and amortization                                     5,399         4,482

           Changes in assets and liabilities:

                    Inventories                                             10,425         6,597
                    Accounts payable and accrued expenses                   (1,363)       (6,503)
                    Income taxes                                            (7,073)       (6,501)
                    Other assets                                             1,443          (243)
                    Other liabilities                                          873           485
                                                                       ------------  -----------

                    Net cash provided by operating activities               15,549         2,132
                                                                       ------------  -----------

   Investing activities:
           Capital expenditures                                            (15,560)       (8,210)
                                                                       ------------  -----------

                    Net cash used for investing activities                 (15,560)       (8,210)
                                                                       ------------  -----------

   Financing activities:
           Stock options, restricted stock and other equity changes          2,063         1,815
                                                                       ------------  -----------

                    Net cash provided by financing activities                2,063         1,815
                                                                       ------------  -----------

           Net increase (decrease) in cash and equivalents                   2,052        (4,263)

           Cash and equivalents, beginning of period                        63,538        54,788
                                                                       ------------  -----------

                    Cash and equivalents, end of period                $    65,590   $    50,525
                                                                       ============  ===========

                                    Too, Inc.
                                  Selected Data
            For the Thirteen Weeks Ended May 4, 2002 and May 5, 2001
                            (unaudited, in thousands)

                                                           Thirteen Weeks Ended
                                                     ------------------------------
                                                         May 4,            May 5,
                                                         2002              2001
                                                     ------------       ------------

Capital Expenditures
   First Quarter                                     $   15,560         $    8,210

Depreciation & Amortization
   First Quarter                                     $    5,399         $    4,482

Interest Expense - Net
   First Quarter                                     $      253         $      132

                                    Too, Inc.
                              Store Operating Data

            For the Thirteen Weeks Ended May 4, 2002 and May 5, 2001

                                                                         May 4,         May 5,
Limited Too Store Count                                                   2002           2001
-----------------------                                                ----------     ---------

Beginning of quarter                                                         459           406
     Opened                                                                   13             8
     Closed                                                                   (1)           (1)
                                                                       ----------     ---------
           Quarter-to-date                                                   471           413
                                                                       ==========     =========


Other Operating Data
--------------------

mishmash stores                                                                9             -
Stores with "Girl Power" format                                              230           164
Percentage of Limited Too stores in "Girl Power" format                       49%           40%
Total square feet at period end (in thousands)                             1,929/(1)/    1,693


/(1)/ Amount excludes the 9 mishmash stores.